Exhibit 3.1

Industry Canada	Industrie Canada

Certificate of Incorporation	Certificat de constitution

Canada Business Corporations Act	Loi canadienne sur les sociétés par actions

Millenia Hope Pharmaceuticals Inc./

Espoir du millénaire Pharmaceutique Inc.	371123-4

Name of corporation-Dénomination de la société	Corporation number-Numéro de la société

I hereby certify that the above-named corporation, the articles of incorporation of which are attached, was incorporated under the Canada Business Corporations Act.	Je certifie que la société susmentionnéc, dont les statuts constitutifs sont joints, a été constituée en société en vertu de la Loi canadienne sur les sociétés par actions.

January 13, 2000 / le 13 junvier 2000

Director - Directeur	Date of Incorporation - Date de constitution

Industry Canada	Industrie Canada

		FORM 1	FORMULE 1
Canada Business Corporations Act	Loi canadienne sur les sociétés par actions	ARTICLES OF INCORPORATION (SECTION 5)	STATUTS CONSTITUTIFS (ARTICLE 6)

1 - Name of corporation	Dénomination de la société
Millonia Hope Pharmaceuticals Inc./Espoir du millénaire Pharmaceutique Inc.

2 - The place in Canada where the registered office is to be situated	Lieu au Canada oú doit ótre [ILLEGIBLE] le sidge social

Territoire da la Métropole, province de Québec

3 - The classes and any maximum number of shares that the corporation is authorized to issue	Catégories et tout nombre maximal d’actions que la societé est autoriséc á émetre
Voir Annexe 1

4 - Restrictions, if any, on share transfers	Restrictions sur le transfert des actions, s’ll y a lieu

Voir Annexe 2

5 - Number (or minimum and maximum number) of directors Minimun 1 Maximum 10	Nombre (ou nombre minimal el maximal) d’administrateurs

6 - Restrictions, If any, on business the corporation may carry on	Limites imposées a l’activité commericiale de la societé, s’ll y a lieu

Aucune

7 - Other provisions, if any	Autres dispositions, s’lly a lieu

Voir Annexe 3

8 - Incorporators - Fondatours

Name(s) - Nom(s)	Address (include postal code) Adresee (Inclure le code postal)	Signature

Léonard Stella	4055 Ste-Catherine Ouest suite 142 Westmounte (Québec) Canada H3Z 3J8

FOR DEPARTMENTAL USE ONLY - A L’USAGE DU MNSTERE SEULEVENT Corporation No. - No de la societé 371123 - 4		Filled - Deposée JAN 13, 2006

IC 3419 (5/95)
[ILLEGIBLE]